Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2006, with respect to the consolidated balance sheet and schedule of ElderTrust Operating Limited Partnership (the Partnership) as of December 31, 2005 and 2004, and the related consolidated statements of income, partners' capital, and cash flows for the year ended December 31, 2005 and for the period from February 5, 2004 through December 31, 2004 and the consolidated statements of income, partners' capital, and cash flows of ElderTrust Operating Limited Partnership (the Predecessor) for the period from January 1, 2004 through February 4, 2004, included in the Partnership's Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission, in the Registration Statement (Form S-3) and related prospectus of Ventas, Inc.

                      /s/ Ernst & Young LLP

Chicago, Illinois
April 3, 2006